Exhibit 99.1

NEWS RELEASE For immediate release Patrick Johnson 904 598 7422 PatrickJohnson@RegencyCenters.com

Regency Centers Updates 2016 and Introduces 2017 Earnings Guidance

JACKSONVILLE, Fla. (January 12, 2017) – Regency Centers Corporation (“Regency” or the “Company”) today announced updated 2016 and initial full-year 2017 earnings guidance (“Guidance”). Selected items are listed herein and a complete listing of guidance components is available on the Company’s website at investors.regencycenters.com.

The Company’s Guidance disclosure only reflects information related to the Company as a stand-alone entity, and is not meant to reflect or give effect to, in any manner, the previously announced pending merger of Regency and Equity One, Inc. (the “Merger”). For information related to the Merger, refer to the Company’s filings with the Securities and Exchange Commission (SEC).

Updated Full-Year 2016 Guidance

	Previous Guidance	Updated Guidance
Net Income Attributable to Common Stockholders	$1.23 – $1.26	$1.41 – $1.43
NAREIT Funds From Operations (“NAREIT FFO”) per diluted share	$2.74 – $2.77	$2.72 – $2.74
Core Funds From Operations (“Core FFO”) per diluted share	$3.25 – $3.28	$3.28 – $3.30
Same Property Net Operating Income (“SPNOI”) Growth excluding termination fees (pro-rata)	3.0% – 3.4%	+/- 3.5%

Initial Full-Year 2017 Guidance

Net Income Attributable to Common Stockholders	$1.41 – $1.47
NAREIT FFO per diluted share	$3.40 – $3.46
Core FFO per diluted share	$3.42 – $3.48
SPNOI Growth excluding termination fees (pro-rata)	2.25% – 3.0%

NAREIT FFO Guidance

The Company’s updated 2016 NAREIT FFO guidance includes incurred costs of approximately $0.06 - $0.08 per diluted share associated with the Merger, but excludes any future transaction costs.

The Company’s 2017 NAREIT FFO guidance excludes all estimated transaction costs related to the Merger.

Update on Investment Activity

Property Transactions

During December 2016, Regency and a co-investment partner acquired Plaza Venezia, a 200,000 square foot Publix-anchored shopping center located in Orlando, FL, for a gross purchase price of $92.5 million. Regency’s share of the purchase price was $18.5 million. A secured mortgage of $36.5 million was assumed at closing. Regency’s share of the debt was $7.3 million.

Also during December, Regency closed on two dispositions. The Company sold Shorewood Crossing, a 175,000 square foot shopping center located in Chicago, IL and anchored by Mariano’s Fresh Market, for $32.5 million. Regency’s share of the sales price was $6.5 million. Pima Crossing, a 238,000 square foot wholly owned shopping center located in Scottsdale, AZ and anchored by Golf and Tennis Pro Shop and Stein Mart, was also sold for $46.2 million. Both properties were unencumbered.

Developments and Redevelopments

During December, Regency started the development of two projects with estimated net development costs totaling $101.8 million. The first, Chimney Rock Crossing, is a 218,000 square foot center located in the New York metro area, within the affluent Somerset County, NJ. With estimated net development costs of $71.2 million, Chimney Rock Crossing will be anchored by Whole Foods Market, Nordstrom Rack, The Container Store, and Saks Off 5th. The second development start, The Village at Riverstone, is a 165,000 square foot center located within Houston’s fastest growing master-planned community of Riverstone. Anchored by a 100,000 square foot Kroger, The Village at Riverstone has estimated net development costs of $30.6 million.

Also during December, the Company started redevelopment projects with expected total project costs of $9.4 million.

Reconciliation of Net Income Attributable to Common Stockholders to NAREIT FFO and Core FFO

NAREIT FFO and Core FFO Guidance:	Full Year 2016		Full Year 2017
Net income attributable to common stockholders	$1.41	$1.43	$1.41	1.47

Adjustments to reconcile net income to NAREIT FFO:

Depreciation and amortization	1.91	1.91	1.99	1.99
Gain on sale of operating properties	(0.63)	(0.63)	0.00	0.00
All other amounts	0.03	0.03	0.00	0.00

NAREIT Funds From Operations	$2.72	$2.74	$3.40	3.46

Adjustments to reconcile NAREIT FFO to Core FFO:
Development pursuit costs	0.01	0.01	0.01	0.01
Acquisition pursuit and closing costs	0.08	0.08	0.01	0.01
Gain on sale of land	(0.09)	(0.09)	0.00	0.00
Early extinguishment of debt	0.14	0.14	0.00	0.00
Derivative settlement	0.40	0.40	0.00	0.00
All other non-core amounts	0.02	0.02	0.00	0.00

Core Funds From Operations	$3.28	$3.30	$3.42	3.48

Non-GAAP Disclosure

The Company uses certain non-GAAP performance measures, in addition to the required GAAP presentations, as it believes these measures improve the understanding of the Company’s operational results. Regency manages its entire real estate portfolio without regard to ownership structure, although certain decisions impacting properties owned through partnerships require partner approval. Therefore, the Company believes presenting its pro-rata share of operating results regardless of ownership structure, along with other non-GAAP measures, makes comparisons of other REITs’ operating results to the Company’s more meaningful. Management continually evaluates the usefulness, relevance, limitations, and calculation of the Company’s reported non-GAAP performance measures to determine how best to provide relevant information to the public, and thus such reported measures could change.

NAREIT FFO is a commonly used measure of REIT performance, which the National Association of Real Estate Investment Trusts (“NAREIT”) defines as net income, computed in accordance with GAAP, excluding gains and losses from dispositions of depreciable property, net of tax, excluding operating real estate impairments, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Regency computes NAREIT FFO for all periods presented in accordance with NAREIT’s definition. Many companies use different depreciable lives and methods, and real estate values historically fluctuate with market conditions. Since NAREIT FFO excludes depreciation and amortization and gains and losses from depreciable property dispositions, and impairments, it can provide a performance measure that, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, acquisition and development activities, and financing costs. This provides a perspective of the Company’s financial performance not immediately apparent from net income determined in accordance with GAAP. Thus, NAREIT FFO is a supplemental non-GAAP financial measure of the Company’s operating performance, which does not represent cash generated from operating activities in accordance with GAAP and therefore, should not be considered a substitute measure of cash flows from operations. Core FFO is an additional performance measure used by Regency as the computation of NAREIT FFO includes certain non-cash and non-comparable items that affect the Company’s period-over-period performance. Core FFO excludes from NAREIT FFO, but is not limited to: (a) transaction related gains, income or expense; (b) impairments on land; (c) gains or losses from the early extinguishment of debt; and (d) other non-core amounts as they occur. The Company provides a reconciliation of NAREIT FFO to Core FFO. NAREIT FFO and Core FFO are non-GAAP financial measures and should not be considered independently, or as a substitute, for financial information presented in accordance with GAAP.

About Regency Centers Corporation (NYSE: REG)

With more than 50 years of experience, Regency is the preeminent national owner, operator and developer of high quality, grocery anchored neighborhood and community shopping centers. The Company’s portfolio of 307 retail properties encompasses over 42.1 million square feet located in top markets throughout the United States, including co-investment partnerships. Regency has developed 223 shopping centers since 2000, representing an investment at completion of more than $3 billion. Operating as a fully integrated real estate company, Regency is a qualified real estate investment trust that is self-administered and self-managed.

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Forward-looking statements involve risks and uncertainties. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements. Please refer to the documents filed by Regency Centers Corporation with the SEC, specifically the most recent reports on Forms 10-K and 10-Q, which identify important risk factors which could cause actual results to differ from those contained in the forward-looking statements.

Alternate Cover Initial 2017 Earnings & Valuation Guidance January 12, 2017

Disclaimers Forward-Looking Statements Forward-looking statements involve risks and uncertainties. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements. Please refer to the documents filed by Regency Centers Corporation (“Regency” or the “Company”) with the Securities and Exchange Commission (SEC), specifically the most recent reports on Forms 10-K and 10-Q, which identify important risk factors which could cause actual results to differ from those contained in the forward-looking statements. Merger-Related Disclosure The Company’s Guidance disclosure only reflects information related to the Company as a stand-alone entity, and is not meant to reflect or give effect to, in any manner, the previously announced pending merger of Regency and Equity One, Inc. (the “Merger”). For information related to the Merger, refer to the Company’s filings with the SEC.

Guidance: Earnings & Same Property NOI Growth 2016E 2017E Net Income Attributable to Common Stockholders $1.41 - $1.43 $1.41 - $1.47 NAREIT FFO Per Diluted Share (1) $2.72 - $2.74 $3.40 - $3.46 Core FFO Per Diluted Share $3.28 - $3.30 $3.42 - $3.48 Same Property NOI Growth (excluding termination fees) +/- 3.5% 2.25% - 3.0% Regency’s updated 2016 NAREIT FFO guidance includes incurred costs of approximately $0.06 - $0.08 per diluted share associated with the Company’s previously announced pending merger with Equity One, Inc. (the “Merger”), but excludes any future transaction costs. Regency’s 2017 NAREIT FFO guidance excludes all estimated transaction costs related to the Merger.

2017 Guidance: Occupancy Metrics 2017E Same property percent leased at period end +/- 96.0% Same property commenced occupancy at period end +/- 94.5% Note: All Figures are pro-rata

2017 Guidance: Investments and Funding $000s 2016E 2017E Re/Development starts $218,000 7.6% $150,000 - $250,000 6.75% - 7.75% Acquisitions $352,000 4.2% $0 - $80,000 +/- 5.0% Dispositions $168,500 6.6% $0 - $90,000 6.0% - 7.0% Forward Equity Settlement (1) ~$90,000 Note: All figures are pro-rata Approximate proceeds available, after underwriting discount and offering expenses, from the remaining 1.25 Million shares of Regency’s March 2016 Forward Equity Offering, which must be settled by June 23, 2017.

2017 Guidance: Other $000s 2017E Net Interest Expense $98,000 - $100,000 Net G&A Expense $64,000 - $67,000 Recurring Third party Fees & Commissions $23,750 - $24,750 Note: All Figures are pro-rata

2017 Guidance Rollforward

Reconciliation of FFO and Core FFO Guidance to Net Income December 31, 2016 and 2017 (All numbers are per share)

Non-GAAP Disclosure The Company uses certain non-GAAP performance measures, in addition to the required GAAP presentations, as it believes these measures improve the understanding of the Company's operational results. Regency manages its entire real estate portfolio without regard to ownership structure, although certain decisions impacting properties owned through partnerships require partner approval. Therefore, the Company believes presenting its pro-rata share of operating results regardless of ownership structure, along with other non-GAAP measures, makes comparisons of other REITs' operating results to the Company's more meaningful. Management continually evaluates the usefulness, relevance, limitations, and calculation of the Company’s reported non-GAAP performance measures to determine how best to provide relevant information to the public, and thus such reported measures could change. NAREIT FFO is a commonly used measure of REIT performance, which the National Association of Real Estate Investment Trusts (“NAREIT”) defines as net income, computed in accordance with GAAP, excluding gains and losses from dispositions of depreciable property, net of tax, excluding operating real estate impairments, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Regency computes NAREIT FFO for all periods presented in accordance with NAREIT's definition. Many companies use different depreciable lives and methods, and real estate values historically fluctuate with market conditions. Since NAREIT FFO excludes depreciation and amortization and gains and losses from depreciable property dispositions, and impairments, it can provide a performance measure that, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, acquisition and development activities, and financing costs. This provides a perspective of the Company’s financial performance not immediately apparent from net income determined in accordance with GAAP. Thus, NAREIT FFO is a supplemental non-GAAP financial measure of the Company's operating performance, which does not represent cash generated from operating activities in accordance with GAAP and therefore, should not be considered a substitute measure of cash flows from operations. Core FFO is an additional performance measure used by Regency as the computation of NAREIT FFO includes certain non-cash and non-comparable items that affect the Company's period-over-period performance. Core FFO excludes from NAREIT FFO, but is not limited to: (a) transaction related gains, income or expense; (b) impairments on land; (c) gains or losses from the early extinguishment of debt; and (d) other non-core amounts as they occur. The Company provides a reconciliation of NAREIT FFO to Core FFO. NAREIT FFO and Core FFO are non-GAAP financial measures and should not be considered independently, or as a substitute, for financial information presented in accordance with GAAP.